UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2015

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110		3850 Annapolis Lane North, Suite 180
Montreal, Quebec, Canada H3B 4W8		Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant's telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2015, BioAmber Inc. (the “Company”) announced that  François Laurin, its Chief Financial Officer, has resigned. Mr. Laurin’s resignation will be effective  August 7, 2015. Mr. Laurin’s departure is unrelated to the Company’s fincial condition or financial reporting.

The Company has named Andrew Ashworth interim Chief Financial Officer effective as of August 7, 2015. Mr. Ashworth previously served as the Company’s Chief Financial Officer from 2011 to 2014 prior to his retirement in December 2014. From 2005 to 2011, Mr. Ashworth served as Vice President, Finance of the Genencor Division of Danisco A/S, a business supplying enzymes and other bio-based products for industrial applications. Before it was acquired by Danisco A/S, Mr. Ashworth served as Vice President and Corporate Treasurer of Genencor International, Inc. from 1998 to 2005. From 1988 to 1998, Mr. Ashworth was a Manager and a Director of Corporate Finance at VF Corporation. Mr. Ashworth received a Master of Business Administration in accounting and finance from the Rochester Institute of Technology and a Bachelor of Arts in economics and history from Hartwick College.

Mr. Ashworth is a Certified Public Accountant.

Item 9.01.Financial Statements and Exhibits

(d)      Exhibits

Exhibit
Number	Description

99.1	Press Release dated July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2015	BIOAMBER INC.

	By:	/s/Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director